Exhibit 99.1

Mattersight Announces Third Quarter 2013 Results

CHICAGO, IL, November 6, 2013 – Mattersight Corporation (Nasdaq: MATR) today announced financial results for the third quarter ended September 30, 2013.

Mattersight’s total services revenue was $8.6 million, including $6.8 million of subscription revenue. The Company realized an “Adjusted Earnings¹” profit of $0.3 million for the third quarter of 2013. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight’s net loss was $2.7 million in the third quarter of 2013.

Q3 Highlights

•	Achieved $0.3m of Adjusted Earnings

•	Achieved record gross margin of 68%

•	Recorded incremental ACV bookings of $3.8 million

•	Signed seventeen new routing pilots, which will create potential conversion opportunities in 2014; nine of these pilots are new logos

•	Ended the quarter with a record thirty-three pilots

•	Increased the conversion value of the active pilots by 80% sequentially

•	Converted two pilots, one of which resulted in Mattersight’s first OEM agreement

Q4 Guidance

Mattersight currently expects its total subscription revenues will increase approximately 7% sequentially in the fourth quarter of 2013.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, November 6, 2013. The conference call and slide presentation will be available at the Investment Community section of Mattersight’s website at http://www.mattersight.com/investment/. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 91905725.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until December 6, 2013, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 91905725.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

About Mattersight

Mattersight is a leader in enterprise analytics focused on customer and employee interactions and behaviors. Mattersight® Behavioral Analytics captures and analyzes customer and employee interactions, employee desktop data, and other contextual information to optimally route customers to the best available employee, improve operational performance, and predict future customer and employee outcomes. Mattersight’s analytics are based on millions of proprietary algorithms and the application of unique behavioral models. The company’s SaaS+ delivery model combines analytics in the cloud with deep customer partnerships to drive significant business value. Mattersight’s solutions are used by leading companies in Healthcare, Insurance, Financial Services, Telecommunications, Cable, Utilities, Education, Hospitality, and Government. See What Matters™ by visiting www.Mattersight.com.

1.	Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight’s operations. Management believes that Adjusted Earnings reflect Mattersight’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Contact

Mark Iserloth

Vice President and Chief Financial Officer

312.454.3613

ir@mattersight.com

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Nine Months Ended
	Sept. 30, 2013	Sept. 29, 2012	Sept. 30, 2013	Sept. 29, 2012
Revenue:
Behavioral Analytics revenue	$8,307	$7,682	$24,067	$23,795
Other revenue	302	308	973	1,029

Total services revenue	8,609	7,990	25,040	24,824
Reimbursed expenses	56	114	187	314

Total revenue	8,665	8,104	25,227	25,138
Operating expenses:
Cost of Behavioral Analytics revenue	2,721	2,828	7,958	8,963
Cost of other revenue	163	155	517	546

Cost of services	2,884	2,983	8,475	9,509
Reimbursed expenses	56	114	187	314

Total cost of revenue, exclusive of depreciation and amortization shown below:	2,940	3,097	8,662	9,823
Sales, marketing and development	4,878	5,940	16,502	16,571
General and administrative	2,241	1,951	6,625	5,914
Severance and related costs	154	—	154	693
Depreciation and amortization	950	946	2,829	2,568

Total operating expenses	11,163	11,934	34,772	35,569

Operating loss	(2,498)	(3,830)	(9,545)	(10,431)
Interest and other expense, net	(125)	(88)	(313)	(303)

Loss from continuing operations before income taxes	(2,623)	(3,918)	(9,858)	(10,734)
Income tax (provision) benefit	(10)	(9)	229	(30)

Loss from continuing operations	(2,633)	(3,927)	(9,629)	(10,764)
Income from discontinued operations, net of tax	—	332	—	228

Net loss	(2,633)	(3,595)	(9,629)	(10,536)
Series B Stock fair value over stated value	—	—	—	(69)
Dividends related to Series B Stock	(147)	(147)	(441)	(444)

Net loss available to Common Stock holders	$(2,780)	$(3,742)	$(10,070)	$(11,049)

Per share of Common Stock:
Basic loss from continuing operations	$(0.17)	$(0.25)	$(0.61)	$(0.71)

Basic income from discontinued operations	$—	$0.02	$—	$0.01

Basic net loss available to Common Stock holders	$(0.17)	$(0.23)	$(0.61)	$(0.69)

Per share of Common Stock:
Diluted loss from continuing operations	$(0.17)	$(0.25)	$(0.61)	$(0.71)

Diluted income from discontinued operations	$—	$0.02	$—	$0.01

Diluted net loss available to Common Stock holders	$(0.17)	$(0.23)	$(0.61)	$(0.69)

Shares used to calculate basic net loss per share	16,758	16,069	16,515	15,928

Shares used to calculate diluted net loss per share	16,758	16,069	16,515	15,928

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of Behavioral Analytics revenue	$149	$3	$208	$14
Sales, marketing and development	943	524	3,094	1,778
General and administrative	596	342	1,653	1,056
Severance and related costs	29	—	29	268

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Nine Months Ended
	Sept. 30, 2013	Sept. 29, 2012	Sept. 30, 2013	Sept. 29, 2012
Net loss	$(2,633)	$(3,595)	$(9,629)	$(10,536)
Other comprehensive loss:
Effect of currency translation	5	(1)	—	(3)

Comprehensive net loss	$(2,628)	$(3,596)	$(9,629)	$(10,539)

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	September 30, 2013	December 31, 2012
ASSETS:
Current Assets:
Cash and cash equivalents	$13,740	$14,419
Receivables (net of allowances of $14 and $12)	2,209	2,568
Prepaid expenses	4,000	4,359
Other current assets	380	305

Total current assets	20,329	21,651
Equipment and leasehold improvements, net	5,487	4,727
Goodwill	972	972
Intangibles, net	257	236
Other long-term assets	4,627	3,776

Total assets	$31,672	$31,362

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY:
Current Liabilities:
Short-term debt	$3,696	$3,703
Accounts payable	732	781
Accrued compensation and related costs	1,218	1,335
Unearned revenue	10,830	5,853
Other current liabilities	3,876	2,889

Total current liabilities	20,352	14,561
Long-term unearned revenue	1,466	2,374
Other long-term liabilities	1,861	1,231

Total liabilities	23,679	18,166

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,649,122 and 1,649,201 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively, with a liquidation preference of $9,146 and $8,705 at September 30, 2013 and December 31, 2012, respectively	8,411	8,411
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value; 50,000,000 shares authorized; 18,919,276 and 18,407,848 shares issued at September 30, 2013, and December 31, 2012, respectively; and 17,362,740 and 17,114,880 outstanding at September 30, 2013 and December 31, 2012, respectively	189	184
Additional paid-in capital	222,035	216,667
Accumulated deficit	(210,629)	(201,000)
Treasury stock, at cost, 1,556,536 and 1,292,968 shares at September 30, 2013 and December 31, 2012, respectively	(7,974)	(7,027)
Accumulated other comprehensive loss	(4,039)	(4,039)

Total stockholders’ (deficit) equity	(418)	4,785

Total liabilities and stockholders’ (deficit) equity	$31,672	$31,362

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the
	Nine Months Ended
	Sept. 30, 2013	Sept. 29, 2012
Cash Flows from Operating Activities:
Net loss	$(9,629)	$(10,536)
Less: net income from discontinued operations	—	228

Net loss from continuing operations	(9,629)	(10,764)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	2,829	2,568
Stock-based compensation	4,955	2,848
Severance and related costs	29	268
Change in fair value of warrant liability	(43)	—
Other	2	2
Changes in assets and liabilities:
Receivables	357	(421)
Prepaid expenses	233	(344)
Other assets	(65)	(219)
Accounts payable	(49)	557
Accrued compensation and related costs	(117)	(162)
Unearned revenue	4,069	(6,044)
Other liabilities	486	86

Total adjustments	12,686	(861)

Net cash provided by (used in) continuing operations	3,057	(11,625)
Net cash used in discontinued operations	—	(179)

Net cash provided by (used in) operating activities	3,057	(11,804)

Cash Flows from Investing Activities:
Capital expenditures and other	(1,168)	(1,777)

Net cash used in continuing investing activities	(1,168)	(1,777)
Net cash used in discontinued investing activities	—	—

Net cash used in investing activities	(1,168)	(1,777)

Cash Flows from Financing Activities:
Proceeds from line of credit	2,400	3,691
Repayments from line of credit	(2,400)	—
Decrease in restricted cash	—	1,500
Proceeds from stock compensation and employee stock purchase plans, net	106	455
Purchase of shares of Series B Stock	—	(3,743)
Principal payments under capital lease obligations	(1,723)	(1,685)
Acquisition of treasury stock	(947)	(942)
Payment of Series B Stock dividends	—	(595)
Fees from issuance of Common Stock	—	(49)

Net cash used in continuing financing activities	(2,564)	(1,368)
Net cash used in discontinued financing activities	—	—

Net cash used in financing activities	(2,564)	(1,368)

Effect of exchange rate changes on cash and cash equivalents by continuing operations	(4)	2
Effect of exchange rate changes on cash and cash equivalents by discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents	(4)	2

Decrease in cash and cash equivalents	(679)	(14,947)
Cash and cash equivalents, beginning of period	14,419	29,408

Cash and cash equivalents of continuing operations, end of period	$13,740	$14,461

11.5.13	p.|6

	For the
	Nine Months Ended
	Sept. 30, 2013	Sept. 29, 2012
Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$2,767	$1,331
Capital equipment purchased on credit	2,767	1,331
Fair value of warrants classified as liability	617	—
Supplemental Disclosures of Cash Flow Information:
Interest paid	$295	$294

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MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Nine Months Ended
	Sept. 30, 2013	Sept. 29, 2012	Sept. 30, 2013	Sept. 29, 2012
GAAP — Operating loss	$(2,498)	$(3,830)	$(9,545)	$(10,431)
Add back (reduce) the effect of:
Stock-based compensation	1,688	869	4,955	2,848
Severance and related costs	154	—	154	693
Depreciation and amortization	950	946	2,829	2,568

Adjusted earnings measure — earnings (loss)	$294	$(2,015)	$(1,607)	$(4,322)

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